EXHIBIT 10.2(a)

                            Amendment to Bridge Note

$3,700.00                       April 7, 2004           Beverly Hills, CA  90212


Whereas on April 7, 2003, Riddle Records, Inc. (the "Company") promised to pay to Jacques Tizabi (the "Note Holder") the sum of $3,700.00 with 5% interest annually upon the sooner of April 7, 2004 or upon the Company raising additional funds of more than US$50,000.00 (the "Note"). By mutual consent of the Company and the Note Holder, the Note is hereby amended and is payable upon the sooner of October 7, 2004 or upon the Company raising additional funds of more than US$50,000.00. The Company and the Note Holder agree to this amendment to the Note as of the date first written above.


RIDDLE RECORDS, INC.


/s/  Jacques Tizabi
-------------------------
Jacques Tizabi
Chief Executive Officer



NOTE HOLDER


/s/  Jacques Tizabi
-------------------------
Jacques Tizabi